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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-94828 of National Mercantile Bancorp on Form S-8 of our report dated March 7, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to National Mercantile Bancorp and Subsidiary's ability to continue as a going concern) appearing in the Annual Report on Form 10-K of National Mercantile Bancorp for the year ended December 31, 1996.


Deloitte & Touche LLP

August 1, 1997